Exhibit 99.1








Corporate Office Properties Announces 1997 Fourth Quarter and Year End Results

     Highlights * 1997 Funds from Operations (FFO) per share up 33% to $.80 * Fourth quarter 1997 FFO per share up 60% to $0.24

     Philadelphia, Pennsylvania, March 6, 1998 -- Corporate Office Properties Trust, Inc. (Nasdaq-COPT) today reported FFO of $1,039,000 or $.24 per common share/unit for the fourth quarter ended December 31, 1997 as compared to $218,000 or $.15 per common share/unit for the fourth quarter 1996, representing a per share/unit increase in FFO of 60%. Revenues for the fourth quarter 1997 increased 637% to $4,719,000 and net operating income grew 532% to $4,010,000 compared to the fourth quarter 1996.

     For the year ended December 31, 1997, FFO grew to $1,718,000 or $.80 per common share/unit compared to $847,000 or $.60 per common share/unit for 1996, a per share/unit increase of 33%. Revenues for 1997 increased approximately 163% to $6,618,000 and net operating income grew 138% to $5,890,000 compared to 1996. The Company's FFO dividend payout ratio decreased to 63% for 1997 from 84% for 1996.

     The Company's improved performance results directly from the acquisition of the Mid-Atlantic operations of the The Shidler Group on October 14, 1997. In connection with the acquisition, Corporate Office Properties' total weighted average common shares and units increased to 4,326,000 for the fourth quarter 1997 and 2,153,000 for the year ended 1997 from 1,420,000 shares for both the fourth quarter and year ended 1996.

     Corporate Office Properties Trust, Inc. (formerly Royale Investments, Inc.) acquired the Mid-Atlantic suburban office operations of The Shidler Group, consisting of 10 properties totalling 1.5 million square feet located in Blue Bell and Harrisburg, Pennsylvania and Princeton, New Jersey along with its entire management team.

     Commenting on the Company's results, Clay W. Hamlin, III, President and Chief Executive Officer, stated, "Our transformation reflects the strategic repositioning of the Company into a high growth suburban office REIT. We feel confident that our ability to identify the areas of greatest opportunity in the market and our disciplined acquisition strategy will continue to grow FFO per share/unit and deliver a strong return on investment to our shareholders."

     Corporate Office Properties Trust, Inc. is a self-administered real estate investment trust focused on the acquisition, ownership and operation of suburban office properties located in high-growth submarkets.

            To receive COPT's latest news release and other corporate
                               documents via FAX
           - no cost-dial 1-800-PRO-INFO. Use company's ticker, COPT.

                                      # # #

                            Financial Tables Attached


     This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with the forward-looking information include the strength of the commercial office real estate markets in which the Company operates, competitive market conditions, general economic growth, interest rates and capital market conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.




                     Corporate Office Properties Trust, Inc.


                                                                     Three Months Ended December 31,      Year Ended December 31,
                                                                       1997            1996                1997              1996
Operating Data:                                                               (Dollars in thousands, except per share data)

Revenue:
    Rental income ...........................................     $    4,241      $      633          $    6,122         $    2,477
    Tenant reimbursements and other income ..................            478               7                 496                 32
                                                                  ----------      ----------          ----------         ----------
           Total revenue ....................................          4,719             640               6,618              2,509
                                                                  ----------      ----------          ----------         ----------
Expenses:
    Interest ................................................          1,935             309               2,855              1,246
    Depreciation and amortization............................            905             142               1,331                567
    Property expenses .......................................            709               6                 728                 31
    General and administrative ..............................            262             104                 533                372
    Termination of Advisory Agreement (1) ...................          1,353              --               1,353                 --
                                                                  ----------      ----------          ----------         ----------
           Total expenses ...................................          5,164             561               6,800              2,216
                                                                  ----------      ----------          ----------         ----------

Income (loss) before minority interests......................           (445)             79                (182)               293
Minority interests:
  Preferred units............................................           (785)             --                (720)                --
  Common units                                                            --              --              (   65)                --
                                                                  ----------      ----------          ----------         ----------
Net income (loss)............................................      $  (1,230)       $     79           $    (967)         $     293
                                                                  ==========      ==========          ==========         ==========
Income (loss) before minority interests......................      $     445        $     79           $    (182)         $     293
Less: Distributions to preferred units.......................           (720)             --                (720)                --
Add: Real estate depreciation................................            851             139               1,267                554
Add: Termination of Advisory Agreement (1)...................          1,353              --               1,353                 --
                                                                  ----------      ----------          ----------         ----------
Funds from Operations ("FFO")................................      $   1,039        $    218           $   1,718          $     847
                                                                  ==========      ==========          ==========         ==========
Weighted average number of shares outstanding................          2,137           1,420               1,601              1,420
Weighted average number of units outstanding.................          2,189              --                 552                 --
                                                                  ----------      ----------          ----------         ----------
Total weighted average number of share/units outstanding.....          4,326           1,420               2,153              1,420
                                                                  ==========      ==========          ==========         ==========
FFO - basic..................................................     $     0.24      $     0.15          $     0.80         $     0.60
                                                                  ==========      ==========          ==========         ==========
Net income (loss) per common share...........................    $     (0.58)     $     0.06          $    (0.60)        $     0.21
                                                                  ==========      ==========          ==========         ==========
Cash dividends/distributions per common share/unit ..........     $     0.13      $     0.13          $     0.50         $     0.50
                                                                  ==========      ==========          ==========         ==========
FFO payout ratio.............................................           54%             82%                 63%                84%
                                                                  ==========      ==========          ==========         ==========

Balance Sheet Data (as of period end):
Real estate investments, net of accumulated
    depreciation ...........................................      $  188,625      $   23,070
Total assets ...............................................         193,534          24,197
Mortgages payable ..........................................         114,375          14,658
Total liabilities ..........................................         117,008          15,026
Minority interests .........................................          64,862             -
Stockholders' equity........................................          11,664           9,171



Property Data (as of period end):
Number of properties owned .................................              17               7
Total net rentable square feet owned (in thousands) ........           1,852             370
Occupancy...................................................              99%            100%

-----------------

1) Reflects a non-recurring expense of $1,353 associated with the termination of the Advisory Agreement which was paid in the form of Common Stock. This transaction has been eliminated in determining FFO since it is not expected to have a continuing impact on the Company.